Exhibit 10.12(c)

AMENDMENT NUMBER TWO TO THE 2004 RESTATEMENT OF THE

SKYWEST, INC. EMPLOYEES’ RETIREMENT PLAN

This Amendment Number Two to the 2004 Restatement of the SkyWest, Inc. Employees’ Retirement Plan (the “Plan”) is hereby adopted this 22nd day of December, 2005 to be effective as set forth below.

WHEREAS, SkyWest, Inc. (the “Company”) maintains the Plan for the benefit of its employees and the employees of its participating subsidiaries; and

WHEREAS, it is necessary and desirable to amend the Plan to reduce the threshold for mandatory cash-out distributions under the Plan from $5,000 to $1,000; and

WHEREAS, on March 15, 2005 the Company adopted Amendment Number One to the Plan on March 15, 2005 changing the Plan’s ADP and ACP testing methods from the “prior year method” to the “current year method” (“Amendment One”); and

WHEREAS, it is necessary and desirable to correct the effective date stated in Amendment One to read “January 1, 2005;” and

WHEREAS, the Company has reserved the right to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Section 6.2(c) of the Plan document is amended to read as follows effective March 28, 2005:

“(c)         Notwithstanding Section 6.2(b) above, if a former Participant’s Vested Benefit exceeds $1,000, the Participant is entitled to elect to receive distribution in the form of either (i) a lump sum payment of his entire account balance, or (ii) monthly, quarterly, semi-annual or annual cash payments over a designated period certain subject to the following rules:

(1)           The Participant must designate in writing on such forms as the Administrator provides for this purpose, the payout period over which any installment distribution is to be made.  Once the installment method and payout period is elected, the Participant may not modify that election other than to cancel the election and receive an immediate lump sum distribution of any then-remaining Vested Benefit on such forms as the Plan Administrator provides for that purpose.

(2)           The period of installment payments elected may not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary at the time distribution begins or otherwise cause the Plan to violate the provisions of Section 6.4 below or Code Section 401(a)(9).

(3)           The amount of each such periodic installment payment shall equal the product of (i) the Participant’s account balance on the Valuation Date immediately preceding the date of distribution (or such other Valuation Date as the Administrator reasonably determines); multiplied by (ii) a fraction the numerator of which is one and the denominator of which is the sum of one plus the remaining periodic distributions to be made after the installment in question.  The final installment payment shall be an amount equal to the Participant’s entire remaining Vested Benefit.”

2.             Section 6.2(e) of the Plan document is amended to read as follows effective March 28, 2005:

“(e)         If a Participant’s Vested Benefit exceeds $1,000, the following provisions shall apply to that Participant:

(1)           The Plan cannot make distribution to the Participant without his consent until he attains age 65.  This restriction shall cease to apply when the Participant dies.  If the Participant does not consent to a pre-age 65 distribution of his Vested Benefit following termination of his employment with an Employer, distribution of his Vested Benefit shall be deferred until he attains age 65 unless the Participant (and in the case of any Transfer/Rollover Account subject to Section 6.5 below, the Participant’s spouse) later consents to a pre-age 65 distribution;

(2)           The Participant may elect to defer the commencement of benefits beyond age 65 to a Participant-designated date that is no later than the minimum required distribution deadline imposed under Section 6.4 below.  Any election by a Participant to defer distribution shall be made on such forms and in accordance with such uniform procedures as the Administrator determines; and

(3)           Where required under this Section 6.2(e), the consent of the Participant (and, if applicable, his spouse) to commencement of distribution prior to attaining age 65 shall be obtained in writing within the 90-day period ending on the “distribution starting date.”  The “distribution starting date” is the first day of the first period for which an amount is paid in any form.  The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant attains age 65. The notice shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and Section 6.5(e) below, and shall be provided no less than 30 days and no more than 90 days prior to the distribution starting date.  The Participant (and, if applicable, spouse) shall have at least 30 days from the date of the notice to elect or reject an immediate distribution, but may waive the 30-day waiting period.

This subsection 6.2(e) shall not apply to any Participant other than a Participant described in the first sentence of this subsection 6.2(e).”

3.             Section 6.3(d) of the Plan document is amended to read as follows effective March 28, 2005:

“(d)         Notwithstanding Section 6.3(c) above, if the deceased Participant’s Vested Benefit at the time of death exceeds $1,000, then subject to Section 6.4 below the Beneficiary may elect as follows:

(1)           To receive distribution in the form of either (i) a lump sum payment of the deceased Participant’s entire remaining Vested Benefit, or (ii) monthly, quarterly, semi-annual or annual cash payments over a designated period certain subject to the following rules:

(i)            The Beneficiary must designate in writing on such forms as the Administrator provides for such purpose the period over which any installment distribution is to be made.  Once the installment method and payout period is elected, the Beneficiary may not modify that election other than to by electing on such forms as the Plan Administrator provides for this purpose to cancel the election and receive an immediate lump sum distribution of any then-remaining account balance.

(ii)           The period of installment payments elected may not exceed the life expectancy of the Beneficiary at the time distribution begins or otherwise cause the Plan to violate the provisions of Section 6.4 below or Code Section 401(a)(9).

(iii)          The amount of each such periodic installment payment shall equal the product of (i) the account balance on the Valuation Date immediately preceding the date of distribution (or such other valuation Date as the Administrator reasonably determines); multiplied by (ii) a fraction the numerator of which is one and the denominator of which is the sum of one plus the remaining periodic distributions to be made after the installment distribution in question.  The final installment payment shall be an amount equal to the Beneficiary’s entire remaining account balance.

(2)           The Beneficiary may elect to defer the commencement of benefits to a Beneficiary-designated date that is no later than the minimum required distribution deadline imposed under Section 6.4 below, or by Code Section 401(a)(9).  Any election by a Beneficiary to defer distribution shall be made on such forms and in accordance with such uniform procedures as the Administrator determines.

This Section 6.3(d) shall only apply if the deceased Participant’s Vested Benefit at the time of death exceeds $1,000.”

4.             The second sentence of Section 6.8 of the Plan document is amended to read as follows effective March 28, 2005:

“Notwithstanding the foregoing, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator; either be treated as a forfeiture and applied to reduce Employer matching contributions for the year of forfeiture and succeeding Plan Years until fully applied, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Beneficiary cannot be ascertained.”

5.             The effective dates of Amendment Number One and the changes to the Plan set forth therein are hereby amended to read “January 1, 2005.”

6.             Except as provided above, the Plan is hereby ratified and confirmed in all respects.

IN TESTIMONY WHEREOF, SkyWest, Inc. has caused this Amendment Number Two to be executed by its duly authorized officer this 22nd day of December, 2005.

SKYWEST, INC.

By:	/s/ Bradford R. Rich
Its:	Executive Vice President, Chief Financial
Officer and Treasurer
Name: Bradford R. Rich